UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —June 10, 2008

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 299-9375

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.1         Regulation FD Disclosure.

The Company is holding an Equity and Fixed Income Investor Day on June 11, 2008 at which the Company’s management team will discuss the Company’s strategy, financial results, market outlook and opportunities.

A live audio and video webcast of the presentations will be available on the Investor Information section of the Company’s website at: http://www.assuredguaranty.com/investor/ltd/presentations.aspx. An archived replay will be available for approximately 90 days following the event at the same link. In addition, copies of the presentation materials are being posted in the Investor Information section of the Company’s website.

A copy of the presentation materials for this event is attached as Exhibit 99.1. See also the press release attached as Exhibit 99.2

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Presentation Materials for the Company’s Investor Day on June 11, 2008
99.2	Press release dated June 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ James M. Michener
Name: James M. Michener
Title: General Counsel

DATE: June 10, 2008